UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Thursday, May 16, 2013, Manhattan Associates, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of the record date, March 29, 2013, there were 19,471,417 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 18,182,072 shares representing 93% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposals		Number of Votes
	Term Expires	For	Withheld	Broker Non- Votes
1. Election of Class III Directors.
John J. Huntz, Jr.	2016	16,413,281	1,093,845	674,946
Dan J. Lautenbach	2016	17,387,235	119,891	674,946
Thomas E. Noonan	2016	16,960,017	547,109	674,946

All of the nominees for Class III Director were elected.

Continuing Class I Directors serving until the 2014 Annual Meeting of Shareholders are Brian J. Cassidy and Eddie Capel.

Continuing Class II Directors serving until the 2015 Annual Meeting of Shareholders are Deepak Raghavan and Peter F. Sinisgalli.

	Number of Votes
	For	Against	Abstained	Broker Non- Votes
2. Non-binding resolution to approve the compensation of the Company’s named executive officers.	17,449,424	26,556	31,146	674,946
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	17,653,591	497,824	30,657	N/A

Both of the proposals set forth above passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 20, 2013